Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen California AMT-Free Municipal Income Fund f/k/a
Nuveen Insured California Tax-Free Advantage Municipal Fund

811-21212

The annual meeting of shareholders was held in the offices of Nuveen Investments on February 24, 2014; at this meeting the shareholders were asked to vote on the election of Board Members, the approval of an Agreement and Plan of Reorganization and to approve an amendment and restatement of the Statement
Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares.

Voting results are as follows:

<c>Common & Preferred shares voting
together as a class


<c>Preferred
Shares
To approve an Agreement and Plan of
Reorganization


   For
                         -
               2,701
   Against
                         -
                     -
   Abstain
                         -
                     -
   Broker Non-Votes
                         -
                     -
      Total
                         -
               2,701



To approve the amendment and restatement of the Statement Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares.


   For
                         -
               2,701
   Against
                         -
                     -
   Abstain
                         -
                     -
   Broker Non-Votes
                         -
                     -
      Total
                         -
               2,701



Proxy materials are herein
incorporated by reference
to the SEC filing on January 22,
2014, under
Conformed Submission Type N-
14 8C, accession
number 0000950123-14-016169.